Exhibit 10.1

June 19, 2007

Joe Passarello

63 Morton Street

Palo Alto, CA 94303

Dear Joe,

On behalf of AMI Semiconductor (AMIS), I want to thank you for the interest that you have expressed in our company and I am pleased to extend to you this formal offer of employment.

It is a pleasure to offer you at this time the position of Chief Financial Officer reporting to me. In exchange for your contributions you will receive and be eligible for the following:

1.	Annualized Base Salary

•	$280,000

¡	Paid in equal bi-weekly amounts

2.	Bonus Compensation

•

Pending Board approval, we will pay a $50,000 (subject to appropriate tax withholdings) one-time New Hire Bonus, paid within your first month of AMIS employment. The bonus is contingent upon a starting date as a regular AMIS employee of no later than July 16, 2007.

•	Participation in the AMIS Key Management Incentive Plan (KMIP) targeting a total of sixty percent (60%) of base salary.

¡

Your total targeted incentive is based on the company’s Key Management Incentive Plan. The KMIP Plan metrics are determined by the Board of Directors and are consistent for the entire executive team. KMIP is an annual plan with a semi-annual payout opportunity and if earned, is paid following a public announcement of the first half (2nd quarter) and subsequent second half (year end) financial results. To be eligible for a KMIP payout you must be a regular AMIS employee on the date KMIP is paid.

¡	For 2007 KMIP you will be eligible for the full amount of the 2nd Half KMIP, if earned, however you will be guaranteed, for 2nd half 2007 only, a minimum of 50% of your targeted annual incentive.

¡	AMIS incentive plans have the opportunity, for performance that exceeds plan, to pay out incentive in excess of the targeted amount.

AMI Semiconductor, Inc.

www.amis.com

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¡	AMIS reserves the right to restructure incentive plans each year.

3.	Stock

•	We will recommend to our Board of Directors that you be awarded options in the amount of 200,000 shares of Stock.

¡	The amount of stock is subject to board approval and the exercise price of the grant will also be established at the next board meeting.

¡

The vesting term is 4 years from the date the options are approved by the board, one full year of employment from the option approval date is required for vesting in the first 25%, thereafter, the remaining 75% is vested monthly over the next 36 months.

•

We will recommend to our Board of Directors that you will be awarded Restricted Stock Units (RSU’s) in the amount of 10,000 shares on your start date, provided your start your employment at AMIS as specified.

¡	The vesting term is 3 years, 1/3 on each of the first three full year anniversary’s of employment.

•

We will also recommend to our Board of Directors that you will be awarded Performance Based Restricted Stock Units (RSU’s) in the amount of 10,000 shares on your start date, provided your start your employment at AMIS as specified.

¡

These shares are subject to AMIS achieving specific results on two key performance metrics, Operating Margin % and Revenue for the 2nd half 2007. Detailed targets and threshold performance for the achievement of these grants will be provided. If the shares are earned, they are subject to a vesting schedule.

4.	Relocation

•

AMI Semiconductor will assist your move from Palo Alto, CA to Pocatello, ID in accordance with established relocation terms and conditions. The relocation package associated with this offer of employment has been attached for your review and consideration. In general, reimbursements for home-finding costs and temporary housing will be grossed up to account for taxes.

5.	Benefits

•

Upon commencement of employment with AMIS, you will be eligible for the various company benefit plans. These include a group insurance program which consists of a hospital, surgical, major medical, life, dependent life,

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accidental death insurance and dental plan, an annual executive physical, in addition to AMIS’ 401K Investment Plan.

6.	Change in Control Severance

•

Prior to your starting date of employment we will provide you with an agreement that will include the following provisions for Termination in case of Change in Control. The agreement will remain in place during the length of your employment with AMIS.

•

If your employment is involuntarily terminated by the company 3 months prior or 24 months after a “Change in Control” of the company, AMIS will provide severance equal to, conditioned on the effectiveness of a general release of claims by the Executive in a form reasonably acceptable to the Company, one year base pay, one year’s targeted bonus, and a cash lump sum equivalent to 18 months of COBRA insurance continuation cost. Additionally Fifty percent (50%) of your unvested options and other stock based awards would become 100% vested on the date of such termination. AMIS will also assist your move from Pocatello, ID to Palo Alto, CA, if you chose to so relocate, in accordance with our established relocation terms and conditions.

AMIS has implemented an Alcohol & Controlled substance policy that includes, among other provisions, a screening program designed to bar the hiring of individuals whose use of illegal drugs indicates a potential for impaired or unsafe job performance. Based on this policy, your employment offer is contingent upon you successfully passing a substance test. Generally the test will be administered on or about your first day of employment with AMIS.

The offer is also contingent upon providing proper documentation regarding your identity and your right to work in the United States. You will find a listing attached as to what types of documentation would be required. The originals of the documentation will be requested from you on the first day of hire, during orientation.

It is hoped that your serious consideration of this offer and opportunities, which were previously presented, shall result in your written acceptance. To accept this offer, please endorse this letter in the space provided, and return a signed copy to this office. Your signature below acknowledges that: (i) this letter shall not create an employment contract, (ii) upon commencement of employment you and AMI Semiconductor shall enjoy an employment-at-will relationship, terminable by either party at any time, and (iii) the benefits described above represent a listing of benefits to be provided or paid for by AMI Semiconductor in connection with your acceptance of employment. I have also enclosed an Employee Agreement for your signature.

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We look forward to your acceptance of this offer. This offer expires at the close of business on June 19, 2007.

Sincerely,

Christine King

Chief Executive Officer

AMI Semiconductor

Acceptance By:
(Signature)

Print Name:

Date:

Expected Start Date: July 16, 2007

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Attachments:

1.	Employee Agreement
2.	List of Acceptable I-9 Documents
3.	Hire Bonus Repayment Agreement
4.	Relocation Overview
5.	Relocation Assistance Repayment Agreement

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AMI SEMICONDUCTOR, INC.

Employee Agreement

In consideration of my employment (or employment hereafter) by AMI Semiconductor, Inc. (“AMIS”) and for other good and valuable consideration, I hereby agree as follows:

1.	I will perform for AMIS such duties as may be designated by AMIS from time to time, will faithfully comply with all instructions, rules of conduct and regulations which may be issued by AMIS, will devote my best efforts to the interest of AMIS and will not, without the prior written consent of AMIS during my period of employment by AMIS, engage in other employment or any activities detrimental to the best interest of AMIS. I shall not use for the benefit of AMIS, or disclose to AMIS, any confidential proprietary information of third parties (including my former employers). If I have any questions as to what comprises such confidential proprietary information, I shall consult with AMIS’s Legal Counsel.

2.	I hereby agree to promptly disclose to AMIS, and I hereby assign and agree to assign to AMIS or its designee, without further compensation, my entire right, title and interest in and to all designs, trademarks, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements and/or other ideas (hereinafter referred to as “information”), including all rights therein to obtain, perfect and enforce patents, proprietary interests and other benefits, which I make, learn, acquire, develop or in which I participate, during the period of my employment by AMIS, whether or not during working hours, which pertain to any line of work or investigation by AMIS or which are aided by the use of time, material or facilities of AMIS, or in which AMIS expresses an interest. However, it is understood and agreed that no rights are conveyed hereby in any unpatented inventions or improvements (or both), if any, made by me prior to my employment by AMIS and (if applicable) disclosed in detail in the appendix attached hereto, which appendix (and all information and materials contained therein) contains no confidential proprietary information of any person or entity other than myself. For the purpose of this agreement, and without limiting the generality of the foregoing, or the other rights of AMIS and myself, an invention is deemed to have been made during the period of my employment by AMIS if, during such period, the invention was conceived or first actually reduced to practice. I also agree that any patent application filed within a year after termination of my employment with AMIS shall, if such application is based on AMIS’s proprietary information, be presumed to relate to an invention, which was made during the term of my employment by AMIS unless I can provide clear evidence to the contrary.

3.	I further agree to assign to AMIS all my right, title and interest in and to all copyrightable work that pertains to any line of work or investigations of AMIS or that is aided by the use of time, material or facilities of AMIS.

4.

I agree to perform all acts deemed necessary or desirable by AMIS to permit and assist it, at its expense (including execution of documents and assistance or cooperation in resolving any controversies or legal proceedings) in obtaining and

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enforcing its full benefits, enjoyment, rights and title in the information described in paragraphs 2 and 3 above throughout the world.

5.	I agree to hold in confidence and not to use or disclose either during or after termination of my employment with AMIS, except to the extent authorized in writing by AMIS for its benefit, any information or customer lists I obtain or create during the period of my employment, whether or not during working hours, pertaining to AMIS’s business or investigations, which either (a) is information not generally known by actual or potential competitors of AMIS, or (b) is proprietary information of AMIS or any of its customers or suppliers, until such information becomes generally known, or until ten (10) years after the termination of my employment with AMIS, whichever is earlier, and I agree not to make copies of such information except as authorized in writing by AMIS, and to return to or deliver to AMIS upon the termination of my employment, or at the earlier request of AMIS, all tangible forms of such information in my possession or control, including but not limited to drawings, specifications, documents, records, devices, models and/or other materials and copies and reproductions thereof.

6.	This agreement (a) survives my employment by AMIS, (b) does not in any way restrict my expressly acknowledged right or the expressly acknowledged right of AMIS at any time and with or without cause to terminate my employment, (c) inures to the benefit of affiliates, successors and assigns of AMIS, and (d) is binding upon my heirs and legal representatives.

7.	I understand and agree that AMIS’s policies and procedures are neither a contract of employment nor part of any contract of employment, express or implied, and that these policies and procedures may be modified by AMIS at any time and in any way at AMIS’s sole discretion.

8.	I certify that to the best of my knowledge, information and belief, I am not a party to any other agreement which will interfere with my full compliance with this agreement, except as specifically described below by me in writing on this agreement.

9.	I certify and acknowledge that I have carefully read all of the provisions of this agreement, and that I understand and will fully and faithfully comply with all such provisions.

(Employee’s signature)

Print Name:

Date:

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LIST OF ACCEPTABLE DOCUMENTS TO BRING ON FIRST DAY OF EMPLOYMENT

CHOOSE ONE DOCUMENT FROM LIST A, OR ONE DOCUMENT FROM LIST B AND ONE FROM LIST C

List A	List B		List C

Documents that Establish (both) Identity and Employment Eligibility	OR	Documents that Establish Identity	AND	Documents that Establish Employment Eligibility

1. United States Passport (unexpired or expired)

2. Unexpired Foreign Passport with I-551 stamp.

3. Alien Registration Receipt Card or Permanent Resident Card (INS Form I-551)

4. Unexpired Temporary Resident Card (INS Form I-688)

5. Unexpired Employment Authorization Card (INS Form I-688A)

6. Unexpired Employment Authorization Document issued by INS which contains a photograph (INS Form I-766 or I-688B)

7. For aliens authorized by INS to work only for a specific employer: Unexpired Foreign Passport with Form I-94 containing an endorsement of the alien’s nonimmigrant status.

1. Driver’s License or ID card issued by a state or outlying possession of the United States provided it contains a photograph or information such as name, date of birth, sex, height, eye color, and address.

2. ID card issued by federal, state, or local government agencies or entities provided it contains a photograph or information such as name, date of birth, sex, height, eye color, and address.

3. School ID with photograph.

4. Voter’s Registration Card.

5. US military card or draft record.

6. Military dependent’s ID card.

7. US Coast Guard Merchant Mariner Card.

8. Native American tribal document.

9. Driver’s license issued by a Canadian government authority.

1. U.S social security card issued by the Social Security Administration (other than such a card which specifies on the face that the issuance of the card does not authorize employment in the United States).

2. Certification of Birth Abroad issued by the Department of State (Form FS-545 or Form DS-1350).

3. Original or certified birth certificate issued by a state, county, municipal authority or outlying possession of the U.S.

4. Native American tribal document.

5. U.S. Citizen ID Card (INS Form I-197).

6. ID Card for use of Resident Citizen in the United States (INS Form I-179).

7. Unexpired Employment Authorization document issued by INS (other than those listed under List A)

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AMI SEMICONDUCTOR, INC.

NEW HIRE BONUS REPAYMENT AGREEMENT

WHEREAS AMI Semiconductor, Inc. (AMIS) has granted a new hire bonus to the undersigned employee of AMIS; and

WHEREAS the undersigned employee has accepted said New Hire Bonus with the stated intention of remaining in the employ of AMIS for a period of at least two years from the date the undersigned employee begins work at AMIS;

NOW THEREFORE, it is agreed by and between AMIS and the undersigned employee as follows:

1.	In the event the undersigned employee chooses voluntarily to leave the employment of AMIS prior to expiration of two (2) years from the date the undersigned employee begins work at AMIS, the undersigned employee shall, within ten (10) days of termination of employment at AMIS, reimburse the Company one hundred percent (100%) of any payments received in the form of a New Hire Bonus.

2.	In the event the undersigned employee fails or refuses to reimburse AMIS for the New Hire Bonus as provided herein, then AMIS may, if it so elects, withhold from any monies otherwise due the undersigned employee upon the termination of employment (including sums from undersigned employees final paycheck) such sum or portion thereof as is due and owing pursuant to this New Hire Bonus Repayment Agreement, and the undersigned employee agrees to hold AMIS harmless for such withholding.

3.	This New Hire Bonus Repayment Agreement is not to be construed as a contract of employment; AMIS does not agree hereby to employ the undersigned employee for any particular period of time.

AMI SEMICONDUCTOR, INC.		EMPLOYEE

By:		By:
	(Signature)		(Signature)

Print Name:		Print Name:

Title:		Date:

Date:

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AMIS RELOCATION BENEFIT SUMMARY

Misc. Expense Allowance: $10,000 to cover expenses not covered by standard relocation policy (i.e. meals, utility hook-ups, auto registration, etc.)

NON-INCOME ITEMS

Household Shipment: The movement of normal household goods. This accommodation is meant to include packing, loading, transit valuation, and transportation of normal household goods including shipment of (2) automobiles, shipment of pets (a maximum of 2 pets at $150 per pet) and up to 120 days of storage.

Final Move: Travel expenses for the final move to the new job location for you and your dependents to include:

a)	14-day advanced notice coach class airfare, or other comparable public transportation.

or;

b)	Travel by automobile over the shortest route. Mileage reimbursement paid at current business rate.

TAXABLE ITEMS

SHORT TERM HOUSING: TEMPORARY LIVING WILL BE PROVIDED FOR UP TO 120 DAYS PRIOR TO ESTABLISHING A PERMANENT RESIDENCE.

HOMEFINDING: TRAVEL, CAR RENTAL, AND LODGING ACCOMMODATIONS FOR TWO (2) HOME FINDING TRIPS TOTALING A MAXIMUM OF SEVEN (7) DAYS AND SIX (6) NIGHTS FOR YOU AND YOUR DEPENDENTS TO INCLUDE:

c)	Reimbursement for reasonable lodging.

and;

d)	14-day advanced notice coach class airfare, or other comparable public transportation.

or;

e)	Travel, if under 250 miles, by automobile over the shortest route. Mileage reimbursement paid at current business rate.

Home Sale Costs: Commission and normal non-recurring sellers closing costs. You must contact “The Relocation Center” before selecting a real estate agent to be eligible for this benefit.

New Home Purchase Costs: Payment of normal and reasonable buyers’ non-recurring closing costs and 1% loan origination associated with the purchase of a primary home.

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or

Rental Assistance: Includes counseling prior to dwelling search, area tour, and escorted field home-finding assistance.

Lease Cancellation: Up to two (2) month’s rent. Employee must notify landlord of intent to terminate. Copy of lease or payment required.

Tax Assistance – The Company will gross up the following reimbursements by the appropriate amount to cover Federal & State Withholding Tax requirements. Penalties for underpayment or late payment of taxes are your responsibility unless the fault of the company.

•	Home Sale Costs (pending eligibility of Buyer Value Option)
•	Home Purchase Costs.

All elements of this offer must be exercised within one year of the initiation of this relocation agreement. There will be no cash pay out or deferment of resources of unused benefits.

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AMI SEMICONDUCTOR, INC.

RELOCATION REPAYMENT AGREEMENT

WHEREAS AMI Semiconductor, Inc. (AMIS) has provided Relocation Assistance to the undersigned employee of AMIS; and

WHEREAS the undersigned employee has accepted said Relocation Assistance with the stated intention of remaining in the employ of AMIS for a period of at least one year from the date the undersigned employee begins work at his or her new AMIS location;

NOW THEREFORE, it is agreed by and between AMIS and the undersigned employee as follows:

1.	In the event the undersigned employee chooses voluntarily to leave the employment of AMIS prior to expiration of one (1) year from the date the undersigned employee begins work at his or her new AMIS location, the undersigned employee shall, within ten (10) days of termination of employment at AMIS, reimburse the Company one hundred percent (100%) of any and all benefits paid under the Relocation Policy.

2.	In the event the undersigned employee fails or refuses to reimburse AMIS for Relocation Assistance as provided herein, then AMIS may, if it so elects, withhold from any monies otherwise due the undersigned employee upon the termination of employment (including sums from undersigned employees final paycheck) such sum or portion thereof as is due and owing pursuant to this Relocation Assistance Repayment Agreement, and the undersigned employee agrees to hold AMIS harmless for such withholding.

3.	This Relocation Assistance Repayment Agreement is not to be construed as a contract of employment; AMIS does not agree hereby to employ the undersigned employee for any particular period of time.

AMI SEMICONDUCTOR, INC.		EMPLOYEE

By:		By:
	(Signature)		(Signature)

Print Name:		Print Name:

Title:		Date:

Date: